Exhibit 99.1

SMARTRENT.COM, INC.

SMARTRENT.COM, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except per share amounts)

	June 30, 2021	December 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$53,534	$38,618
Accounts receivable, net	27,028	20,787
Inventory	21,701	17,628
Deferred cost of revenue, current portion	7,645	6,782
Prepaid expenses and other current assets	11,220	3,840

Total current assets	121,128	87,655
Property and equipment, net	1,292	847
Deferred cost of revenue	13,394	10,072
Goodwill	4,162	4,162
Other long-term assets	1,281	1,113

Total assets	$141,257	$103,849

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$4,864	$2,275
Accrued expenses and other current liabilities	7,769	9,555
Deferred revenue, current portion	35,066	19,348
Current portion of long-term debt	1,652	1,651

Total current liabilities	49,351	32,829
Long-term debt, net	2,343	3,169
Deferred revenue	39,439	34,153
Other long-term liabilities	273	516

Total liabilities	91,406	70,667

Commitments and contingencies (Note 12)
Convertible preferred stock, $0.00001 par value; 24,816 and 21,698 shares authorized as of June 30, 2021 and December 31, 2020; 24,816 and 21,458 shares issued and outstanding as of June 30, 2021 and December 31, 2020	146,225	111,432
Stockholders’ deficit
Common stock, $0.00001 par value; 33,700 and 28,781 shares authorized as of June 30, 2021 and December 31, 2020; 2,627 and 2,124 shares issued and outstanding as of June 30, 2021 and December 31, 2020	—	—
Additional paid-in capital	5,416	4,157
Accumulated deficit	(101,960)	(82,642)
Accumulated other comprehensive income	170	235

Total stockholders’ deficit	(96,374)	(78,250)

Total liabilities, convertible preferred stock and stockholders’ deficit	$141,257	$103,849

See accompanying Notes to Consolidated Financial Statements

SMARTRENT.COM, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(in thousands, except per share amounts)

	For the three months ended June 30,		For the six months ended June 30,
	2021	2020	2021	2020
Revenue
Hardware	$14,029	$2,881	$26,427	$14,174
Professional services	3,564	1,210	7,165	4,841
Hosted services	4,084	1,700	7,245	3,330

Total revenue	21,677	5,791	40,837	22,345

Cost of revenue
Hardware	12,514	4,410	24,657	14,563
Professional services	6,274	2,218	11,734	6,749
Hosted services	2,606	1,226	4,577	2,384

Total cost of revenue	21,394	7,854	40,968	23,696

Operating expense
Research and development	4,083	2,134	7,176	4,004
Sales and marketing	2,392	1,183	4,146	2,720
General and administrative	3,806	4,642	7,763	8,655

Total operating expense	10,281	7,959	19,085	15,379

Loss from operations	(9,998)	(10,022)	(19,216)	(16,730)
Interest expense, net	(64)	(170)	(142)	(380)
Other income (expense), net	52	(212)	127	(492)

Loss before income taxes	(10,010)	(10,404)	(19,231)	(17,602)
Provision for income taxes	41	44	87	122

Net loss	(10,051)	(10,448)	(19,318)	(17,724)

Other comprehensive loss
Foreign currency translation adjustment	63	46	(65)	32
Comprehensive loss	$(9,988)	$(10,402)	$(19,383)	$(17,692)

Net loss per common share
Basic and diluted	$(4.87)	$(6.82)	$(9.71)	$(12.92)

Weighted-average number of shares used in computing net loss per share
Basic and diluted	2,064	1,531	1,990	1,372

See accompanying Notes to Consolidated Financial Statements

SMARTRENT.COM, INC.

CONSOLIDATED STATEMENTS OF CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY

(Unaudited)

(in thousands, except per share amounts)

	For the six months ended June 30, 2021
	Convertible Preferred Stock		Common Stock
	Shares	Amount (Par Value $0.00001)	Shares	Amount (Par Value $0.00001)	Additional Paid In Capital	Accumulated Deficit	Accumulated other comprehensive income	Total Stockholder’s Deficit
Balance, December 31, 2020	21,458	$111,432	2,124	$—	$4,157	$(82,642)	$235	$(78,250)
Stock-based compensation					227			227
Stock-based compensation related to acquisition					200			200
Issuance of Series C Convertible Preferred Stock	3,358	34,793
Common stock warrants issued to customers as consideration					22			22
Common stock warrants related to marketing expense					210			210
Exercise of warrants			503		5			5
Net loss						(9,267)		(9,267)
Other comprehensive loss							(128)	(128)

Balance, March 31, 2021	24,816	$146,225	2,627	$—	$4,821	$(91,909)	$107	$(86,981)

Stock-based compensation					226			226
Stock-based compensation related to acquisition					202			202
Common stock warrants issued to customers as consideration					18			18
Common stock warrants related to marketing expense					149			149
Net loss						(10,051)		(10,051)
Other comprehensive income							63	63

Balance, June 30, 2021	24,816	$146,225	2,627	$—	$5,416	$(101,960)	$170	$(96,374)

See accompanying Notes to Consolidated Financial Statements

SMARTRENT.COM, INC.

CONSOLIDATED STATEMENTS OF CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY—CONTINUED

(Unaudited)

(in thousands, except per share amounts)

	For the six months ended June 30, 2020
	Convertible Preferred Stock		Common Stock
	Shares	Amount (Par Value $0.00001)	Shares	Amount (Par Value $0.00001)	Additional Paid In Capital	Accumulated Deficit	Accumulated other comprehensive income	Total Stockholder’s Deficit
Balance, December 31, 2019	15,181	$46,206	996	$—	$1,104	$(45,533)	$—	$(44,429)
Stock-based compensation					165			165
Stock-based compensation related to acquisition			844		96			96
Issuance of Series C Preferred Stock for cash, net of offering costs	4,317	44,950
Conversion of Convertible Note to Series C-1 Preferred Stock	761	7,787
Issuance of common stock in connection with acquisition			281		813			813
Common stock warrants related to marketing expense					146			146
Net loss						(7,276)		(7,276)
Other comprehensive loss							(14)	(14)

Balance, March 31, 2020	20,259	$98,943	2,121	$—	$2,324	$(52,809)	$(14)	$(50,499)

Stock-based compensation					439			439
Stock-based compensation related to acquisition					202			202
Issuance of Series C Preferred Stock for cash, net of offering costs	1,199	12,489						—
Common stock warrants related to marketing expense					36			36
Exercise of warrants			3					—
Net loss						(10,448)		(10,448)
Other comprehensive income							46	46

Balance, June 30, 2020	21,458	$111,432	2,124	$—	$3,001	$(63,257)	$32	$(60,224)

See accompanying Notes to Consolidated Financial Statements

SMARTRENT.COM, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands, except per share amounts)

	For the six months ended June 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(19,318)	$(17,724)
Adjustments to reconcile net loss to net cash used by operating activities
Depreciation and amortization	173	121
Amortization of debt discount	4	3
Non-employee warrant expense	399	182
Provision for warranty expense	170	—
Loss on extinguishment of debt	—	164
Non-cash lease expense	218	218
Stock-based compensation related to acquisition	402	298
Non-cash compensation expense related to acquisition	—	2,593
Stock-based compensation	453	604
Non-cash interest expense	—	118
Provision for excess and obsolete inventory	115	—
Provision for doubtful accounts	(27)	—
Change in operating assets and liabilities
Accounts receivable	(6,215)	(9,697)
Inventory	(4,294)	(6,228)
Deferred cost of revenue	(4,185)	(1,310)
Prepaid expenses and other assets	(7,826)	(5,667)
Accounts payable	2,436	(1,351)
Accrued expenses and other liabilities	(2,114)	999
Deferred revenue	21,158	11,509
Lease liabilities	(233)	(597)

Net cash used in operating activities	(18,684)	(25,765)

CASH FLOWS FROM INVESTING ACTIVITIES
Zenith acquisition, net of cash acquired	—	(2,382)
Purchase of property and equipment	(340)	(158)

Net cash used in investing activities	(340)	(2,540)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from revolving line of credit	—	7,179
Payments on revolving line of credit	—	(11,981)
Payments on term loan	(834)	—
Proceeds from warrant exercise	5	—
Proceeds from convertible notes	—	50
Convertible preferred stock issued, net of expenses	34,793	57,439

Net cash provided by financing activities	33,964	52,687

Effect of exchange rate changes on cash and cash equivalents	(24)	77
Net increase in cash and cash equivalents	14,916	24,459
Cash and cash equivalents- beginning of period	38,618	21,424

Cash and cash equivalents—end of period	$53,534	$45,883

See accompanying Notes to Consolidated Financial Statements

SMARTRENT.COM, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS—CONTINUED

(Unaudited)

(in thousands, except per share amounts)

	For the six months ended June 30,
	2021	2020
Supplemental disclosure of cash flow information
Interest paid	$137	$204
Cash paid for income taxes	$65	$26
Schedule of non-cash investing and financing activities
Accrued property and equipment at period end	$278	$14
Conversion of convertible debt to preferred stock	$—	$7,787
Common stock issued as consideration for acquisition	$—	$813

See accompanying Notes to Consolidated Financial Statements

SMARTRENT.COM, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(in thousands, except per share amounts)

NOTE 1. DESCRIPTION OF BUSINESS

SmartRent.com, Inc., and its wholly owned subsidiaries, (collectively the “Company”) is an enterprise software company that provides a fully integrated, brand-agnostic smart home operating system to residential property owners and operators, as well as homebuilders, “iBuyers,” developers, and residents. SmartRent’s solutions are designed to provide communities with visibility and control over assets while providing additional revenue opportunities through all-in-one home control offerings for residents. The Company was founded in November 2016 in Delaware as a limited liability company (“LLC”) and converted to a corporation in March 2018. The Company is headquartered in Scottsdale, Arizona.

Acquisition of Zenith

In February 2020, the Company completed its acquisition of Zenith Highpoint, Inc. (“Zenith”), and its wholly-owned subsidiary, Zipato, Ltd. (“Zipato”). Zipato manufactures the Company’s proprietary device products and sells smart home technology consisting of security, energy and home automation systems.

Merger with Fifth Wall Acquisition Corporation

In April 2021, the Company entered into a definitive business combination agreement with Fifth Wall Acquisition Corp. (NASDAQ: FWAA), a special purpose acquisition company sponsored by an affiliate of Fifth Wall, a venture capital firm focused on the global real estate industry and property technology. The transaction closed on August 24, 2021 and the Company will account for this transaction as a reverse merger. Upon closing of the transaction, the combined company is publicly traded on the New York Stock Exchange.

NOTE 2.   SIGNIFICANT ACCOUNTING POLICIES

Unaudited Interim Financial Information

The accompanying condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include the consolidated accounts of the Company and its wholly-owned subsidiaries. The Consolidated Balance Sheet at December 31, 2020 has been derived from the audited consolidated financial statements of the Company at that date. Certain notes and other information have been condensed or omitted from the interim financial statements presented herein. The financial data and other information disclosed in these Notes to Consolidated Financial Statements related to the three and six months ended June 30, 2021 are unaudited. The unaudited interim financial statements have been prepared on the same basis as the annual consolidated statements and, in the opinion of management, reflect all adjustments, which are of a normal recurring nature, necessary for a fair statement of the Company’s financial condition and results of operations and cash flows for the interim period presented. The results for the three and six months ended June 30, 2021 are not necessarily indicative of the results to be expected for the full year ending December 31, 2021 or any future period.

Liquidity

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and liabilities and commitments in the normal course of business. To date, the Company has been funded primarily by preferred stock financings, cash from operations, and debt proceeds.

Management believes that currently available resources will provide sufficient funds to enable the Company to meet its obligations for at least one year past the issuance date of these financial statements. The Company may need to raise additional capital through equity or debt financing to fund future operations until it generates positive operating cash flows. There can be no assurance that such additional equity or debt financing will be available on terms acceptable to the Company, or at all.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expense during the reporting period. These estimates made by management include the determination of allowance balances for the Company’s inventories on hand, allowance for doubtful accounts, warranty liabilities and certain assumptions used in the valuation of equity awards, including the estimated fair value of convertible preferred stock, the estimated fair value of common stock warrants and assumptions used to estimate the fair value of stock-based compensation expense. Actual results could differ materially from those estimates.

SMARTRENT.COM, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(in thousands, except per share amounts)

Impact of COVID-19

The extensive impact caused by the COVID-19 pandemic has resulted and will likely continue to result in significant disruptions to the global economy, as well as businesses and capital markets around the world. In an effort to halt the outbreak of COVID-19, a number of countries, states, counties and other jurisdictions have imposed, and may impose in the future, various measures, including, but not limited to, voluntary and mandatory quarantines, stay-at-home orders, travel restrictions, limitations on gatherings of people, reduced operations and extended closures of businesses.

The timing of customer orders and the Company’s ability to fulfill orders received was impacted by various COVID-19-related government mandates, resulting in a reduction in units sold. The Company has also witnessed certain current and prospective customers delaying purchases based on budget constraints or project delays related to COVID-19. The broader and long-term implications of the COVID-19 pandemic on the Company’s workforce, operations and supply chain, customer demand, results of operations and overall financial performance remain uncertain.

The impact of COVID-19 and measures to prevent its spread have been impactful and continue to affect business in the following ways.

•	Our workforce

Employee health and safety is a priority. In response to COVID-19, the Company established new protocols to help protect the health and safety of its workforce, including restricting employee travel, recommending that all non-essential personnel work from home and cancelled or reduced physical participation in sales activities, meetings, events and conferences and implemented additional safety protocols for essential workers.

•	Operations and supply chain

The Company has experienced some production delays as a result of COVID-19, including impacts to our sourcing, manufacturing, and logistics channels.

•	Demand for our products

The Company continues to engage with current and potential customers and believes some customers may continue to delay purchases because their development programs may also be delayed as a result of COVID-19.

Business Combination

In February 2020, the Company purchased all of the outstanding equity interests of Zenith in an acquisition that meets the definition of a business combination, for which the acquisition method of accounting was used, see Note 13 of these Consolidated Financial Statements. The acquisition was recorded on the date that the Company obtained control over the acquired business. The consideration paid was determined on the acquisition date and the acquisition-related costs, such as professional fees, were excluded from the consideration transferred and were recorded as expense in the period incurred. Assets acquired and liabilities assumed by the Company were recorded at their estimated fair values, while goodwill was measured as the excess of the consideration paid over the fair value of the net identifiable assets acquired and liabilities assumed.

Net Loss Per Share Attributable to Common Stockholders

The Company follows the two-class method to include the dilutive effect of securities that participated in dividends, if and when declared, when computing net income per common share. The two-class method determines net income per common share for each class of common stock and participating securities according to dividends, if and when declared or accumulated and participation rights in undistributed earnings. The two-class method requires income available to common stockholders for the period to be allocated between common stock and participating securities based upon their respective rights to receive dividends as if all income for the period had been distributed. The anti-dilutive effect of potentially dilutive securities is excluded from the computation of net loss per share because inclusion of such potentially dilutive shares on an as-converted basis would have been anti-dilutive.

SMARTRENT.COM, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(in thousands, except per share amounts)

The Company’s participating securities include convertible preferred stock, as the holders are entitled to receive noncumulative dividends on a pari passu basis in the event that a dividend is paid on common stock. The Company also considers any unvested common shares subject to repurchase to be participating securities because holders of such shares have non-forfeitable dividend rights in the event a dividend is paid on common stock. The holders of convertible preferred stock, as well as the holders of unvested common shares subject to repurchase, do not have a contractual obligation to share in losses.

Basic net loss per share attributable to common stockholders is calculated by dividing the net loss attributable to common stockholders by the weighted-average number of shares of common stock outstanding during the period, adjusted for outstanding shares that are subject to repurchase and any shares issuable by the exercise of warrants for nominal consideration.

Diluted net loss per share is computed by giving effect to all potentially dilutive securities outstanding for the period using the treasury stock method or the if-converted method based on the nature of such securities. For periods in which the Company reports a net loss, the diluted net loss per common share attributable to common stockholders is the same as basic net loss per common share attributable to common stockholders, because inclusion of such potentially dilutive shares on an as-converted basis would have been anti-dilutive.

Accounts Receivable, net

Accounts receivable consist of balances due from customers for hardware, professional services and hosted services. Accounts receivable are recorded at invoiced amounts, are non-interest bearing and are presented net of the associated allowance for doubtful accounts on the Consolidated Balance Sheets. The allowance for doubtful accounts totaled $104 and $131 as of June 30, 2021 and December 31, 2020, respectively. The provision for doubtful accounts is recorded in general and administrative expenses in the accompanying Consolidated Statements of Operations and Comprehensive Loss and totaled $(42) and $(27) for the three and six months ended June 30, 2021, respectively. There was no provision for doubtful accounts for the three or six months ended June 30, 2020. No write-offs of accounts receivable deemed uncollectable occurred during the three and six months ended June 30, 2021 and 2020. The Company evaluates the collectability of the accounts receivable balances and has determined the allowance for doubtful accounts based on a combination of factors, which include the nature of relationship and the prior experience the Company has with the account and an evaluation for current and projected economic conditions as of the Consolidated Balance Sheets date. Accounts receivable determined to be uncollectible are charged against the allowance for doubtful accounts. Actual collections of accounts receivable could differ from management’s estimates.

Significant Customers

A significant customer represents 10% or more of the Company’s total revenue or net accounts receivable balance at each respective Consolidated Balance Sheet date. The significant customers of the Company are also limited partners of an investor in the Company with approximately 29% and 32% ownership as of June 30, 2021 and December 31, 2020, respectively. The investor does not exert control or influence on these limited partners and, as such these limited partners do not meet the definition of related parties. Revenue as a percentage of total revenue and net accounts receivable as a percentage of total net accounts receivable for each significant customer follows.

	Accounts Receivable		Revenue
	As of		For the three months ended June 30,		For the six months ended June 30,
	June 30, 2021	December 31, 2020	2021	2020	2021	2020
Customer A	13%	30%	18%	*	27%	17%
Customer B	20%	30%	*	*	*	*
Customer C	*	*	*	15%	*	27%
Customer D	*	*	*	12%	*	*
Customer E	*	*	*	10%	*	*
Customer F	*	*	*	42%	*	*

*	Total less than 10% for the respective period

SMARTRENT.COM, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(in thousands, except per share amounts)

Warranty Allowance

The Company provides its customers with limited service warranties associated with product replacement and related services. The warranty typically lasts one year following the installation of the product. The estimated warranty costs, which are expensed at the time of sale and included in cost of revenue, are based on the results of product testing, industry and historical trends and warranty claim rates incurred and are adjusted for identified current or anticipated future trends as appropriate. Actual warranty claim costs could differ from these estimates. For the three months ended June 30, 2021 and 2020 warranty expense included in cost of revenue was $80 and $164, respectively. Warranty expense included in cost of revenue for the six months ended June 30, 2021 and 2020, was $388 and $225, respectively. As of June 30, 2021 and December 31, 2020, the Company’s warranty allowance was $792 and $3,336, respectively.

During the year ended December 31, 2020, the Company identified a deficiency with batteries contained in certain hardware sold and has included the expected cost of repair and replacement for these batteries in its warranty allowance. As of June 30, 2021 and December 31, 2020, $528 and $3,166 is included in the Company’s warranty allowance related to the cost of remaining repairs for this identified deficiency, respectively.

Convertible Preferred Stock

The Company assessed the provisions of its convertible preferred stock including redemption rights, dividends and voting rights to determine the appropriate classification. The Company determined that its shares of convertible preferred stock are appropriately classified as mezzanine equity because they are contingently redeemable into cash upon the occurrence of an event not solely within the Company’s control. When it is probable that a convertible preferred share will become redeemable, adjustments are recorded to adjust the carrying values. No adjustments have been recorded during the six months ended June 30, 2021 or year ended December 31, 2020. Refer to Note 7 for more information on the rights, preferences, privileges and restrictions associated with the convertible preferred stock.

Fair Value of Financial Instruments

Fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Assets and liabilities subject to on-going fair value measurement are categorized and disclosed into one of three categories depending on observable or unobservable inputs employed in the measurement. These two types of inputs have created the following fair value hierarchy.

Level 1: Quoted prices in active markets that are accessible at the measurement date for assets and liabilities.

Level 2: Observable prices that are based on inputs not quoted in active markets, but corroborated by market data.

Level 3: Unobservable inputs are used when little or no market data is available.

This hierarchy requires the Company to minimize the use of unobservable inputs and to use observable market data, if available, when determining fair value. The Company recognizes transfers between levels of the hierarchy based on the fair values of the respective financial measurements at the end of the reporting period in which the transfer occurred. There were no transfers between levels of the fair value hierarchy during the six months ended June 30, 2021 or year ended December 31, 2020 , respectively. The carrying amounts of the Company’s accounts receivable, accounts payable and accrued and other liabilities approximate their fair values due to their short maturities.

Revenue Recognition

The Company derives its revenue primarily from sales of systems that consist of hardware devices, professional installation services and hosted services to assist property owners and property managers with visibility and control over assets, while providing all-in-one home control offerings for residents. Revenue is recognized when control of these products and services are transferred to the customer in an amount that reflects the consideration the Company expects to be entitled to receive in exchange for those products and services.

The Company may enter into contracts that may contain multiple distinct performance obligations. The transaction price for a typical arrangement includes the price for the smart device hardware, installation services, a hardware hub device, and a subscription to our proprietary software. The subscription is for the hub device only and there is no support or ongoing subscription for other smart device hardware. The Company considers

SMARTRENT.COM, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(in thousands, except per share amounts)

the hardware, installation services and the combination of the hardware hub device and proprietary software (the “hosted services”) to be separate performance obligations. The hardware hub device and the subscription are not sold separately. The hardware performance obligation includes the delivery of hardware, the installation services performance obligation includes the services to install the hardware and the hosted services performance obligation allows the customer access to software during the contracted-use term when the promised service is transferred to the customer. The Company partners with several manufactures to offer a range of compatible hardware products for its customers. The Company maintains control of the hardware purchased from manufacturers prior to it being transferred to the customer. The company has discretion in establishing the price the customer will pay for the good or service. Consequently, the Company is primarily responsible for fulfilling the promise to provide the product and the Company is considered the principal in these arrangements.

For each performance obligation identified, the Company estimates the standalone selling price, which represents the price at which the Company would sell the good or service separately. If the standalone selling price is not observable through past transactions, the Company estimates the standalone selling price, considering available information such as market conditions, review of historical pricing data, and internal pricing guidelines related to the performance obligations. The Company then allocates the transaction price among those obligations based on the estimation of the standalone selling price.

Payments are received by the Company by credit card, check or automated clearing house (“ACH”) payments and payment terms are determined by individual contracts and generally range from due upon receipt to net 30 days. Taxes collected from customers and remitted to governmental authorities are not included in reported revenue. Payments received from customers in advance of revenue recognition are reported as deferred revenue.

The Company applies the practical expedient that allows for inclusion of the future auto-renewals in the initial measurement of the transaction price. The Company only applies these steps when it is probable that it will collect the consideration to which it is entitled in exchange for the goods or services it transfers to a customer.

Timing of Revenue Recognition is as follows.

•	Hardware Revenue

Hardware revenue includes the smart home devices which connect to the hardware hub device which is separately discussed in Hosted Services Revenue below. The Company’s performance obligation for hardware revenue is considered satisfied, and revenue is recognized, at a point in time when the hardware device is shipped to the customer. The Company generally provides a one year warranty period on hardware devices. Warranty costs are recognized as a component of cost of revenue in the accompanying Consolidated Statements of Operations and Comprehensive Loss.

•	Professional Services Revenue

Professional services consist of installations, do not result in significant customization of the product and are generally performed from two to four weeks in duration. Installations can be performed by the Company, contracted out to a third-party or the customer can perform the installation themselves. The Company’s professional services contracts are generally arranged on a fixed price basis and revenue is recognized over time as installations are completed.

•	Hosted Services Revenue

Hosted services include recurring monthly subscription revenue generated from fees that provide customers access to one or more of the Company’s software applications including access controls, asset monitoring and related services. These arrangements have contractual terms typically ranging from one-month to seven-years and include recurring fixed plan subscription fees. Arrangements with customers do not provide the customer with the right to take possession of the Company’s software at any time. Customers are granted continuous access to the services over the contractual period. Accordingly, any fixed consideration related to subscription service is recognized on a straight-line basis over the contract term beginning on the date the subscription service is made available to the customer. Variable consideration is immaterial.

The Company also sells the hardware hub device, which only functions with the subscription to the Company’s proprietary software applications and related hosting services and is sold only on an integrated basis. The Company considers the hub device and hosting services subscription a single performance obligation and therefore defers the recognition of revenue for the hub devices. The estimated average in-service life of the hub device is four years. When a hub device is included in a contract that does not require a long-term service commitment, the customer obtains a material right to renew the service because purchasing a new device is not required upon renewal. If a contract contains a material right, proceeds are allocated to the material right and recognized over the period of benefit, which is generally four years.

SMARTRENT.COM, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(in thousands, except per share amounts)

Cost of Revenue

Cost of revenue consists primarily of direct costs of products and services together with the indirect cost of customer care and support over the life of the service arrangement.

•	Hardware

Cost of hardware revenue consists primarily of direct costs of proprietary products, hardware devices, supplies purchased from third-party providers, shipping costs, indirect costs related to warehouse facilities (including depreciation and amortization of capitalized assets and right-of-use assets), infrastructure costs, personnel-related costs associated with the procurement and distribution of products and warranty expenses together with the indirect cost of customer care and support.

•	Professional Services

Cost of professional services revenue consists primarily of direct costs related to personnel-related expenses for installation and supervision of installation services, general contractor expenses and travel expenses associated with the installation of products and indirect costs that are also primarily personnel-related expenses in connection with training of and ongoing support for customers and residents.

•	Hosted Services

Cost of hosted services revenue consists primarily of the amortization of the direct costs of the hardware hub device consistent with the revenue recognition period noted above in Hosted Services Revenue, warehouse facility (including depreciation and amortization of capitalized assets and right-of-use assets) and infrastructure costs associated with providing software applications together with the indirect cost of customer care and support over the life of the service arrangement.

Deferred Cost of Revenue

Deferred cost of revenue includes all direct costs included in cost of revenue for hosted services and the hub device that have been deferred to future periods.

Research and Development

These expenses relate to the research and development of new products and services and enhancements to the Company’s existing product offerings. Costs related to preliminary project activities and post-implementation activities are expensed as incurred.

Advertising

Advertising costs are expensed as incurred and recorded as a component of sales and marketing expense in the accompanying Consolidated Statements of Operations and Comprehensive Loss. The Company incurred $244 and $163 of advertising costs for the three months ended June 30, 2021 and 2020, respectively, and incurred $400 and $364 of advertising costs during the six months ended June 30, 2021 and 2020 respectively.

Segments

The Company has one operating segment and one reportable segment as its chief operating decision maker, who is its Chief Executive Officer, reviews financial information on a consolidated basis for purposes of allocating resources and evaluating financial performance. The Company’s principal operations are in the United States and the Company’s long-lived assets are located primarily within the United States. The Company held $7,041 and $7,941 of assets outside the United States at June 30, 2021 and December 31, 2020, respectively.

    14

SMARTRENT.COM, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(in thousands, except per share amounts)

Recent Accounting Guidance Not Yet Adopted

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-13, “Financial Instruments—Credit Losses (Topic 326)” which modifies the measurement of expected credit losses of certain financial instruments. This update is effective for fiscal years beginning after December 15, 2022 and must be applied using a modified-retrospective approach, with early adoption permitted. The adoption of ASU 2016-13 may have an impact on the Company’s accounting for accounts receivable and bad debt expense included in the accompanying Consolidated Balance Sheets and Consolidated Statements of Operations and Comprehensive Loss. The Company is evaluating the extent of such impact.

In December 2019, the FASB issued ASU No. 2019-12, “Income Taxes (Topic 740)”, which simplifies the accounting for income taxes, primarily by eliminating certain exceptions found in the Accounting Standards Codification, section 740. This standard is effective for fiscal periods beginning after December 15, 2021. The Company does not plan to early adopt this standard and is currently evaluating the impact of this guidance on its Consolidated Financial Statements.

NOTE 3. FAIR VALUE MEASUREMENTS AND FAIR VALUE OF INSTRUMENTS

The following tables display the carrying values and fair values of financial instruments.

		As of June 30, 2021			As of December 31, 2020
Assets on the Consolidated Balance Sheets		Carrying Value	Unrealized Losses	Fair Value	Carrying Value	Unrealized Losses	Fair Value
Cash	Level 1	$13,530	$—	$13,530	32,723	$—	$32,723
Money market funds	Level 1	40,004	—	40,004	5,895	—	5,895

Total		$53,534	$—	$53,534	$38,618	$—	$38,618

		As of June 30, 2021		As of December 31, 2020
Liabilities on the Consolidated Balance Sheets		Carrying Value(1)	Fair Value	Carrying Value(1)	Fair Value
Term loan	Level 2	$4,027	$4,061	$4,820	$4,913

Total liabilities		$4,027	$4,061	$4,820	$4,913

(1)	The carrying values are shown exclusive of discounts and other offsets.

The fair values of the revolving line of credit and term loan, which are classified as Level 2 in the fair value hierarchy, are estimated using a discounted cash flow methodology based on market interest rate data and other market factors available at the end of the period. The fair values of convertible notes are estimated by discounting contractual cash flows at the interest rate we estimate the notes would bear if sold in the current market. The input used to develop our fair value measurements as of June 30, 2021 and December 31, 2020 was an effective interest rate of five percent (5%). The Company had no outstanding balances on the revolving line of credit as of June 30, 2021 and December 31, 2020.

SMARTRENT.COM, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(in thousands, except per share amounts)

NOTE 4. REVENUE AND DEFERRED REVENUE

Disaggregation of Revenue

In the following tables, revenue is disaggregated by primary geographical market and type of revenue.

	For the three months ended June 30,		For the six months ended June 30,
	2021	2020	2021	2020
Revenue by geography
United States	$21,112	$4,605	$39,861	$20,787
International	565	1,186	976	1,558

Total revenue	$21,677	$5,791	$40,837	$22,345

	For the three months ended June 30,		For the six months ended June 30,
	2021	2020	2021	2020
Revenue by type
Hardware	$14,029	$2,881	$26,427	$14,174
Professional services	3,564	1,210	7,165	4,841
Hosted services	4,084	1,700	7,245	3,330

Total revenue	$21,677	$5,791	$40,837	$22,345

Remaining Performance Obligations

Advance payments received from customers are recorded as deferred revenue and are recognized upon the completion of related performance obligations over the period of service. Advance payments for the hardware hub device are recorded as deferred revenue and recognized over the average in-service life of the hub. Advance payments received from customers for subscription services are recorded as deferred revenue and recognized over the term of the subscription. A summary of the change in deferred revenue is as follows.

	For the six months ended June 30,
	2021	2020
Deferred revenue balance as of January 1	$53,501	$19,083
Revenue recognized from balance of deferred revenue at the beginning of the period	(3,992)	(1,349)
Revenue deferred during the period	18,420	12,904
Revenue recognized from revenue originated and deferred during the period	(3,922)	(2,851)

Deferred revenue balance as of March 31	64,007	27,787

Revenue recognized from balance of deferred revenue at the beginning of the period	(3,270)	(1,483)
Revenue deferred during the period	17,346	6,469
Revenue recognized from revenue originated and deferred during the period	(3,578)	(860)

Deferred revenue balance as of June 30	$74,505	$31,913

As of June 30, 2021, the Company expects to recognize 47% of its total deferred revenues within the next 12 months, 28% of its total deferred revenues between 13 and 36 months and 24% between 37 and 60 months. Any deferred revenues expected to be recognized beyond five years is immaterial.

Deferred cost of revenue includes all direct costs included in cost of revenue that have been deferred to future periods.

SMARTRENT.COM, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(in thousands, except per share amounts)

NOTE 5. OTHER FINANCIAL STATEMENT INFORMATION

Prepaid expenses and other current assets consisted of the following.

	June 30, 2021	December 31, 2020
Prepaid expenses	$6,346	$3,276
Other current assets	4,874	564

Total prepaid expenses and other current assets	$11,220	$3,840

Property and equipment, net consisted of the following.

	June 30, 2021	December 31, 2020
Computer hardware and software	$1,211	$868
Furniture and fixtures	161	109
Leasehold improvements	109	103
Warehouse and other equipment	341	124

Property and equipment, gross	1,822	1,204
Less: Accumulated depreciation and amortization	(530)	(357)

Total property and equipment, net	$1,292	$847

Accrued expenses and other current liabilities consisted of the following.

	June 30, 2021	December 31, 2020
Accrued compensation costs	$4,439	$3,234
Sales tax payable	1,290	1,282
Warranty allowance	792	3,336
Lease liabilities, current	496	485
Accrued expenses	305	764
Other	447	454

Total accrued expenses and other current liabilities	$7,769	$9,555

NOTE 6. DEBT

Term Loan and Revolving Line of Credit Facility

In August 2019, the Company entered into a loan and security agreement for a credit facility (the “Credit Facility”). The Credit Facility provides $15,000 of borrowing capacity and consists of a $10,000 revolving line of credit (the “Revolving Facility”), which will mature in August 2021 and a $5,000 term loan (the “Term Loan Facility”), which will mature in November 2023. The Revolving Facility is subject to an availability sublimit in accordance with the terms and conditions of the Credit Facility (the “Sublimit”). The Sublimit is derived by multiplying eligible accounts receivable by 85%. The amount available to the Company for additional borrowings on the Revolving Facility was $10,000 as of June 30, 2021 and December 31, 2020. Amounts borrowed under the Revolving Facility may be repaid and, prior to the Revolving Facility maturity date, reborrowed. The Revolving Facility terminates on the Revolving Facility maturity date, when the principal amount of all advances, the unpaid interest thereon, and all other obligations relating to the Revolving Facility shall be immediately due and payable. The Term Loan Facility was subject to monthly payments of interest, in arrears, accrued on the principal balance of the Term Loan Facility through November 2020. Thereafter, and continuing through the Term Loan Facility maturity date, the Term Loan Facility is subject to equal monthly payments of principal plus accrued interest. The Company has the option to prepay all, but not less than all, of the Term Loan Facility, subject to certain terms and conditions. After repayment, the Term Loan Facility (or any portion thereof) may not be reborrowed. Proceeds from the Credit Facility are used for general corporate purposes. In connection with the Credit Facility, the Company issued warrants (Note 7) to purchase the Company’s common stock. The fair value of the warrants has been recorded as additional paid-in capital with a reduction to the carrying value of the Term Loan Facility in the accompanying Consolidated Balance Sheets. The resulting discount from outstanding principal balance of the Term Loan Facility is being amortized using the effective interest rate method over the periods to maturity. Amortization of this discount is recorded as interest expense in the accompanying Consolidated Statements of Operations and Comprehensive Loss and Comprehensive Loss.

SMARTRENT.COM, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(in thousands, except per share amounts)

The following table sets forth a summary of the outstanding principal amounts under the Credit Facility as of June 30, 2021 and December 31, 2020.

	Maturity Date	Interest Rate(1)	June 30, 2021	December 31, 2020
Term loan facility	November 2023	6.00%	$4,027	$4,861
Debt discount, net			(32)	(41)

Term loan facility - carrying value			$3,995	$4,820

(1)

Interest rates for the Term Loan Facility and the Revolving Facility are based upon the prime rate as published by the Wall Street Journal (Prime Rate) plus an applicable margin, subject to floors as described below. As of June 30, 2021 and December 31, 2020, the applicable margins for the Revolving Facility and Term Loan Facility was 0.25% and the Prime Rate as of June 30, 2021 and December 31, 2020 was 3.25%. In accordance with the Credit Facility, the applicable interest rates are as stated above.

The principal amount outstanding under the Revolving Facility shall accrue interest at a floating per annum rate equal to (i) when our unrestricted cash maintained with the lender minus all obligations under the Revolving Facility is at least one dollar ($1.00) (we are a Net Depositor), the greater of (x) one quarter of one percent (0.25%) above the Prime Rate, or (y) five and one half of one percent (5.50%), and (ii) when we are not a Net Depositor, the greater of (x) three quarters of one percent (0.75%) above the Prime Rate, or (y) six percent (6.00%), which interest shall be payable monthly. The principal amount outstanding under the Term Loan Facility shall accrue interest at a floating per annum rate equal to the greater of (A) one percent (1.00%) above the Prime Rate and (B) six percent (6.00%), which interest was payable monthly through November 2020.

In addition to paying interest on outstanding principal under the Credit Facility, the Company is required to pay a facility fee to the lender under the Revolving Facility in respect of the unused commitments thereunder. The facility fee rate is based on the daily unused amount of the Revolving Facility and is one eighth of one percent (0.125%) per annum based on the unused facility amount.

The Credit Facility contains certain customary affirmative and negative covenants and events of default. Such covenants will, among other things, restrict, subject to certain exceptions, the Company’s ability to (i) engage in certain mergers or consolidations, (ii) sell, lease or transfer all or substantially all of the Company’s assets, (iii) engage in certain transactions with affiliates, (iv) make changes in the nature of the Company’s business and our subsidiaries, and (v) incur additional indebtedness that is secured on a pari passu basis with the Credit Facility.

The Credit Facility also requires the Company, on a consolidated basis with its subsidiaries, to maintain a minimum liquidity ratio. If an event of default occurs, the lender is entitled to take various actions, including the acceleration of amounts due under the Credit Facility and all actions permitted to be taken by a secured creditor. As of June 30, 2021, and through the date these consolidated financial statements were issued, the Company believes it was in compliance with all financial covenants.

The Credit Facility is collateralized by first priority or equivalent security interests in substantially all the property, rights and assets of the Company.

Convertible Note

In February 2020, the Company issued a $50 principal, 5% per annum subordinated convertible note pursuant to a note purchase agreement (the “February 2020 Convertible Note”). Interest on the February 2020 Convertible Note accrued at the coupon rate, compounded annually.

In December 2019, the Company issued a $7,500 principal amount, 5% per annum subordinated convertible note pursuant to a note purchase agreement (the “December 2019 Convertible Note”). Interest on the December 2019 Convertible Note accrued at the coupon rate, compounded annually.

SMARTRENT.COM, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(in thousands, except per share amounts)

Conversion of Convertible Notes

In March 2020, in conjunction with the Series C-1 preferred stock issuance, the December 2019 and February 2020 Convertible Notes, along with the respective accrued interest thereon, were automatically converted into shares of Series C-1 preferred stock at conversion prices of $10.02 and $10.01, respectively. As such, the convertible noteholders received an aggregate of 756 shares and 5 shares, respectively, of Series C-1 convertible preferred stock for the conversion of the Convertible Notes. The redemptions of the notes are considered early extinguishments of debt. The difference between the reacquisition price of the Convertible Notes and the net carrying amount of the extinguished Convertible Notes should be recognized currently in income as a loss or gain. Because the reacquisition price of the December 2019 Convertible Note was higher than the carrying value of the same on the date of extinguishment, the redemption of the December 2019 Convertible Note was recorded as a loss on conversion in the amount of $164 and included in other expense, net in the accompanying Consolidated Statements of Operations and Comprehensive Loss for the six months ended June 30, 2020. No expenses were recorded in connection with this transaction during the six months ended June 30, 2021.

The following table summarizes the contractual maturities of the Company’s term loan facility which comprises all of the Company’s outstanding debt as of June 30, 2021.

Year	Term Loan Facility
Remainder of 2021	$833
2022	1,667
2023	1,527
2024 and thereafter	—

Total	4,027
Less: unamortized debt discount	(32)

Total carrying value	$3,995

NOTE 7. CONVERTIBLE PREFERRED STOCK AND EQUITY

Preferred Stock

The Company is authorized to issue 24,816 shares of $0.00001 par value preferred stock. There were 24,816 and 21,458 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively.

The authorized, issued and outstanding shares, original issuance price per share of the Company’s preferred stock are as follows as of June 30, 2021.

Issue Date	Series	Shares Authorized	Shares Issued and Outstanding	Original Issue Price per Share	Liquidation Preference
March 2018	Seed	4,707	4,707	$1.0000	$4,707
September 2018	A	4,541	4,541	$1.1011	$5,000
May 2019	B-1	508	508	$4.9767	$2,527
May 2019	B	5,425	5,425	$6.2209	$33,750
March 2020	C-1	761	761	$10.0223	$7,624
March - May 2020; March 2021	C	8,874	8,874	$10.4236	$92,468

		24,816	24,816		$146,076

SMARTRENT.COM, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(in thousands, except per share amounts)

The authorized, issued and outstanding shares, original issuance price per share of the Company’s preferred stock are as follows as of December 31, 2020.

Issue Date	Series	Shares Authorized	Shares Issued and Outstanding	Original Issue Price per Share	Liquidation Preference
March 2018	Seed	4,707	4,707	$1.0000	$4,707
September 2018	A	4,541	4,541	$1.1011	$5,000
May 2019	B-1	508	508	$4.9767	$2,527
May 2019	B	5,425	5,425	$6.2209	$33,750
March 2020	C-1	761	761	$10.0223	$7,624
March - May 2020	C	5,756	5,516	$10.4236	$57,500

		21,698	21,458		$111,108

During the six months ended June 30, 2021, the Company issued an additional 3,358 shares of Series C preferred stock through two tranches that closed in February and March 2021. The Series C preferred stock was issued in exchange for $35,000 gross cash proceeds. Expenses in connection with the issuance of the Series C preferred stock were $207, resulting in net cash proceeds of $34,793.

During the year ended December 31, 2020, the Company issued 5,516 shares of Series C preferred stock through three tranches that closed in March, April and May 2020. The Series C preferred stock was issued in exchange for $57,500 gross cash proceeds. Expenses in connection with the issuance of the Series C preferred stock were $61, resulting in net cash proceeds of $57,439. During the year ended December 31, 2020, the Company also issued 761 shares of Series C-1 preferred stock by redeeming two subordinated convertible notes originally issued in December 2019 and February 2020.

In March 2018, in connection with the Company’s conversion from an LLC to corporation, the founders of the Company exchanged their member interests for aggregate total of 1,800 shares of common stock and 4,252 shares of Series Seed preferred stock. After conversion to a corporation in March 2018, in connection with the Series Seed preferred stock financing, the Company and its chief executive officer (CEO) entered into a stock restriction agreement, whereby certain restrictions and vesting conditions were placed on 1,080 of the CEO’s common stock shares to vest in 30 equal monthly installments, on each monthly anniversary from the effective date of the stock restriction agreement. As of December 31, 2020, no amounts related to this agreement remained unamortized. During the three and six months ended June 30, 2020 stock-based compensation in the amount of $108 and $216 was recognized, respectively, and included as a component of general and administrative expense in the accompanying Consolidated Statement of Operations and Comprehensive Loss. As of June 30, 2021 and December 31, 2020, the CEO owned 996 shares of common stock related to this transaction which were vested and owned outright.

Warrants

In March 2019, the Company issued a warrant to purchase common stock to the purchaser of a $2,500 convertible note. The warrant represented compensation paid for marketing services to be provided and was accounted for using stock-based compensation guidance. The warrant vested based on the number of installed units attained over a measurement period, which expired in March 2021. The variability in the units earned was determined to be a performance condition and did not require classification of the warrant as a liability. Upon vesting, the warrant holder is entitled to purchase up to 503 fully paid and non-assessable shares of the Company’s common stock at $0.01 per share, subject to adjustment pursuant to the warrant. The Company measured the fair value of the warrant using the Black-Scholes-Merton model. The Company recorded the associated marketing expense over the service period as the units were installed with an offset to additional paid-in-capital. During the three and six months ended June 30, 2021, the Company recognized no expenses related to these warrants. During the three and six months ended June 30, 2020, the Company recognized $36 and$182 of sales and marketing expense related to these warrants in the accompanying Consolidated Statements of Operations and Comprehensive Loss. These warrants were exercised by the holder in March 2021, which resulted in 503 shares of common stock being issued by the Company.

In August 2019, in connection with the Credit Facility (Note 6), the Company issued warrants to purchase the Company’s common stock to the lender. The warrants are exercisable upon issuance until their expiration in August 2029 or earlier upon redemption. The holder of the warrants, together with any successor or permitted assignee or transferee, is entitled to purchase 33 fully paid and non-assessable shares of the Company’s common stock at $2.30 per share, subject to adjustment pursuant to the warrant. The fair value of the warrants has been recorded as additional paid in capital and a reduction to the carrying value of the Term Loan Facility on the accompanying Consolidated Balance Sheets. The resulting discount from outstanding principal balance of the Term Loan Facility is being amortized using the effective interest rate method over the periods to maturity. Amortization of this discount is recorded as interest expense in the accompanying Consolidated Statements of Operations and Comprehensive Loss.

SMARTRENT.COM, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(in thousands, except per share amounts)

In April 2020, in connection with the closing of the second tranche of the Series C preferred stock, the Company issued a warrant to purchase common stock to an investor who participated in the second tranche closing. The warrant represents compensation paid for marketing services to be provided and was accounted for using stock-based compensation guidance. The warrant vests based on the number of installed units attained over a measurement period, which expires in April 2023. The variability in the units earned was determined to be a performance condition and did not require classification of the warrant as a liability. Upon vesting, the warrant holder is entitled to purchase 384 fully paid and non-assessable shares of the Company’s common stock at $0.01 per share, subject to adjustment pursuant to the warrant. The Company measured the fair value of the warrants using the Black-Scholes-Merton model. The Company records the associated marketing expense over the service period as the units are installed with an offset to additional paid-in-capital. During the three and six months ended June 30, 2021, the Company recognized $149 and $359 of sales and marketing expense in the accompanying Consolidated Statements of Operations and Comprehensive Loss related to these warrants. No expenses in the accompanying Consolidated Statements of Operations and Comprehensive Loss related to these warrants were recognized during the three and six months ended June 30, 2020.

In February 2021, the Company issued warrants to purchase the Company’s common stock as consideration to certain customers. The warrants are exercisable upon issuance until their expiration in February 2031 or earlier upon redemption. The number of warrants issued to these customers is dependent on the number of installed units, as defined by the warrant agreements, purchased by the customer. The fair value of the vested portion of the warrants has been recorded as additional paid in capital and contra-revenue on the accompanying Consolidated Balance Sheets and Consolidated Statements of Operations, respectively. For the three and six months ended June 30, 2021 the Company recorded $18 and $40, respectively, as contra-revenue in the Consolidated Statement of Operations related to these warrants. No amounts related to these warrants were recorded as contra-revenue in the Consolidated Statement of Operations for the six months ended June 30, 2020.

NOTE 8. STOCK-BASED COMPENSATION

2018 Stock Plan

The Company’s board of directors adopted, and the stockholders approved, the SmartRent.com, Inc. 2018 Stock Plan (the “2018 Stock Plan”), effective March 2018. The purpose of the 2018 Stock Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Company and by motivating such persons to contribute to the growth and profitability of the Company. The 2018 Stock Plan seeks to achieve this purpose by providing for awards in the form of options, restricted stock purchase rights or restricted stock bonuses. Under the 2018 Stock Plan as of June 30, 2021, the Company may issue up to 4,040 shares. Awards granted under the 2018 Stock Plan generally expire ten years from the date of grant and become vested and exercisable over a four-year period. All options are subject to certain provisions that may impact these vesting schedules.

Summaries of the Company’s 2018 Stock Plan activity for the six months ended June 30, 2021 is presented below.

	Options Outstanding
	Number of Options	Weighted- Average Exercise Price ($ per share)	Weighted Average Remaining Contractual Life (years)	Aggregate Intrinsic Value
December 31, 2020	2,255	$2.49	8.96	$—
Granted	—
Cancelled	—

June 30, 2021	2,255	$2.49	8.46	$—

Amendment to the 2018 Stock Plan

In April 2021, the Board of Directors executed an unanimous written consent to provide an additional incentive to certain employees of the Company by amending the 2018 Stock Plan to allow for the issuance of restricted stock units (RSUs) and the Company granted a total of 1,533 RSUs to certain employees which vest over four years. The issued RSUs also contain a liquidity event vesting condition which the Company expects to be satisfied upon closing of the Company’s acquisition by FWAA. Upon satisfaction of the liquidation event, the Company will record a one-time, catch-up charge of stock-based compensation related to these RSUs vested to date. The estimated fair value for each RSU issued is approximately $21.55 per share and the total stock-based compensation expense to be amortized over the vesting period is $33,033. As of June 30, 2021, both vesting conditions remain unsatisfied and the Company has not recognized any stock-based compensation expense related to the RSUs and 1,533 RSUs remain outstanding and unvested.

SMARTRENT.COM, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(in thousands, except per share amounts)

Stock-Based Compensation

The Company recorded stock-based compensation expense in the Consolidated Statement of Operations and Comprehensive Loss as follows.

	For the three months ended June 30,		For the six months ended June 30,
	2021	2020	2021	2020
Research and development	$52	$78	$107	$128
Sales and marketing	16	17	32	43
General and administrative	560	642	716	731

Total	$628	$737	$855	$902

During the three and six months ended June 30, 2021 stock-based compensation expense of $202 and $402, respectively, was recognized for 844 shares granted in connection with the Zenith acquisition and are recorded as a component of general and administrative expense in the accompanying Consolidated Statements of Operations and Comprehensive Loss. During the three and six months ended June 30, 2020, $202 and $298, respectively, of stock-based compensation expense related to these shares was recognized and are recorded as a component of general and administrative expense in the accompanying Consolidated Statements of Operations and Comprehensive Loss.

During the three and six months ended June 30, 2020 stock-based compensation in the amount of $108 and $216 was recognized, respectively, in connection with the vesting of common stock that had been converted from Series Seed preferred shares and was recorded as a component of general and administrative expense in the accompanying Consolidated Statements of Operations and Comprehensive Loss. These shares were fully vested at December 31, 2020 and no expense was recognized during the six months ended June 30, 2021 in connection with these shares.

NOTE 9. INCOME TAXES

The Company’s effective tax rate (ETR) from continuing operations was (0.45%) for the six months ended June 30, 2021 and (0.70)% for the six months ended June 30, 2020, The Company’s ETR during the three months ended June 30, 2021 differed from the federal statutory rate of 21% primarily due to changes in the federal and state valuation allowance and foreign taxes. The valuation allowance recorded against the Company’s federal and state net deferred tax assets was $23,731 as of June 30, 2021.

As of June 30, 2021, the Company continues to have a full valuation allowance recorded against all federal and state deferred tax assets and will continue to evaluate the valuation allowance in future periods for any change in circumstances that causes a change in judgment about the realizability of the deferred tax assets. The amount of the deferred tax assets considered realizable; however, could be adjusted in future periods if estimates of future taxable income during the carryforward period are increased, if objective negative evidence in the form of cumulative losses is no longer present, and if we employ tax planning strategies in the future.

SMARTRENT.COM, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(in thousands, except per share amounts)

NOTE 10. NET LOSS PER SHARE

The following potentially dilutive shares were excluded from the computation of diluted net loss per share attributable to common stockholders for the periods presented because inclusion of the shares on an as-converted basis would have been anti-dilutive.

	For the three months ended June 30,		For the six months ended June 30,
	2021	2020	2021	2020
Convertible preferred stock	24,816	21,458	24,816	21,458
Common stock options	3,789	2,001	3,789	2,001
Common stock warrants	33	33	33	33
Shares subject to repurchase	563	952	563	952

Total	29,201	24,444	29,201	24,444

NOTE 11. RELATED-PARTY TRANSACTIONS

During the three and six months ended June 30, 2021, the Company incurred marketing expense of $149 and $359, respectively, included in sales and marketing expense on the Consolidated Statements of Operations and Comprehensive Loss in connection with the vesting of warrants held by an investor. During the three and six months ended June 30, 2020, $36 and $182 are included in sales and marketing expense on the Consolidated Statements of Operations and Comprehensive Loss in connection with the vesting of warrants held by an investor.

The Company incurred consulting expense of $23 and $38 included in research and development expenses for the three and six months ended June 30, 2021, respectively, related to services provided by companies in which two of the Company’s executives have control or significant influence. During the three and six months ended June 30, 2020, the Company incurred consulting expense of $23 and $24, respectively.

NOTE 12. COMMITMENTS AND CONTINGENCIES

Sales Taxes

The Company determined that it was required to pay sales and use tax in various jurisdictions. Accordingly, the Company has recorded a liability of $1,290 and $1,282 as of June 30, 2021 and December 31, 2020, respectively, which includes estimated penalties and interest of $145 at December 31, 2020. There are no penalties and interest included in the balance at June 30, 2021.

Supplier Commitment

Effective August 2020, the Company had a commitment with a supplier to place monthly product orders over an annual period based on agreed-upon minimum monthly volumes. As of December 31, 2020, the remaining purchase commitment had a value of $12,601. In March 2021 this agreement was amended and the term of the agreement was extended to August 2022 resulting in the total remaining commitment amount as of June 30, 2021, increasing to $22,856.

Legal Matters

The Company is subject to various legal proceedings and claims that arise in the ordinary course of our business. Liabilities are accrued when it is believed that it is both probable that a liability has been incurred and that the Company can reasonably estimate the amount of the potential loss. The Company does not believe that the outcome of these proceedings or matters will have a material effect on the consolidated financial statements.

NOTE 13. BUSINESS COMBINATIONS

In February 2020, the Company purchased all of the outstanding equity interests of Zenith which had previously been a vendor for the Company.

SMARTRENT.COM, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(in thousands, except per share amounts)

The Company accounted for the Zenith acquisition as a business combination. The purchase price consisted of $6,909 cash, $974 promissory note consideration, $813 common stock consideration, and $1,158 related to settlement of preexisting relationships for a total purchase price of $9,854. The preexisting relationship related to prepaid inventory owned by the Company, with a corresponding deferred revenue balance recorded by Zenith. This preexisting relationship was settled on the acquisition date as an adjustment to the purchase price.

The aggregate purchase price exceeded the fair value of the net tangible and intangible assets acquired, and accordingly the Company recorded goodwill of $4,162. Furthermore, the Company issued 844 common stock shares that vest annually over three years and $3,353 of promissory notes to certain employees, contingent upon continued employment. These costs are recognized as post-combination compensation expenses. In connection with the common stock issued with this transaction, the Company recorded $ 402 and $ 298 of stock-based compensation expense during the six months ended June 30, 2021 and 2020, respectively. The company recorded $202 of stock-based compensation related to these shares for both three month periods ended June 30, 2021 and 2020.

The total purchase consideration and the fair values and liabilities at the acquisition date were as follows.

Consideration
Cash Consideration		$6,909
Promissory Note Consideration		974
Stock Consideration		813
Settlement of Preexisting Relationships		1,158

Fair Value of Total Consideration Transferred		9,854
Recognized amounts of identifiable assets acquired and liabilities assumed
Cash	$4,527
Accounts receivable	518
Inventory	692
Prepaid expenses and other current assets	632
Property and equipment, net	61

Total identifiable assets acquired	6,430

Accounts payable	490
Accrued expenses and other current liabilities	248

Total liabilities assumed	738

Total identifiable net assets		5,692

Goodwill		$4,162

The Company recognized approximately $21 of acquisition related costs that were expensed during the three months ended March 31, 2020 and are included in general and administrative expenses. None of these costs were expensed during the three months ended June 30, 2020.

The excess of the purchase price over the tangible and intangible assets acquired has been recorded as Goodwill. The Company determined the intangible assets held by Zenith were not material to the acquisition and did not include them in the acquisition. The goodwill is attributable primarily to the workforce of the acquired business and expected synergies with the Company’s existing operations and is not deductible for income tax purposes.

The Company’s consolidated balance sheet for the year ended December 31, 2020, and other financial statements presented herein for the three and six months ended June 30, 2021 and 2020 include the results of operations of Zenith since the acquisition date. Revenue related to Zenith and included in amounts presented on the Company’s Consolidated Statement of Operations and Comprehensive Loss are $1,186 and $1,558 for the three and six months ended June 30, 2020, respectively. Net income related to Zenith and included in amounts presented on the Company’s Consolidated Statement of Operations and Comprehensive Loss are $126 and $345 for the three and six months ended June 30, 2020, respectively. Pro forma disclosures have not been provided since the acquisition did not have, and is not expected to have, a material impact on the Company’s results of operations.

SMARTRENT.COM, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(in thousands, except per share amounts)

NOTE 14. SUBSEQUENT EVENTS

In connection with the preparation of the accompanying consolidated financial statements, the Company has evaluated events and transactions occurring after June 30, 2021 and through August 30, 2021, the date these financial statements were issued, for potential recognition or disclosure and has determined that there are no additional items to disclose except as disclosed below.

Revolving Facility

In August 2021, the Company extended the maturity date of its Revolving Facility to November 2021.

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